Registration No. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                    25-1724540
(State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                   Identification No.)


                                600 Mayer Street
                         Bridgeville, Pennsylvania 15017
                    (Address of principal executive offices)

                              STOCK INCENTIVE PLAN
                            (Full title of the plan)

                              Clarence M. Mcaninch
                      President and Chief Executive Officer
                   Universal Stainless & Alloy Products, Inc.
                                600 Mayer Street
                         Bridgeville, Pennsylvania 15017
                     (Name and address of agent for service)

                                 (412) 257-7600
          (Telephone number, including area code, of agent for service)

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                         CALCULATION OF REGISTRATION FEE

========================  ================  ======================  ====================  ==================
      TITLE OF                                 PROPOSED MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
     SECURITIES             AMOUNT TO BE        OFFERING PRICE            AGGREGATE          REGISTRATION
  TO BE REGISTERED          REGISTERED(1)        PER SHARE(2)          OFFERING PRICE            FEE
------------------------  ----------------  ----------------------  --------------------  ------------------
Common Stock, par value    300,000 shares           $5.58               $1,674,000.00          $154.01
$.001 per share
========================  ================  ======================  ====================  ==================

         (1) This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act").

         (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock on September 30, 2002 as reported on the Nasdaq National Market.
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         The  earlier  Registration  Statements  on Form S-8 filed by  Universal
Stainless & Alloy Products, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") on April 7, 1995 (File No. 33-90970) and October 4, 1996 (File No. 333-13509), pertaining to the Registrant's 1994 Stock Incentive Plan, are hereby incorporated by reference. This incorporation is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan. This Registration Statement is being filed to register an
additional   300,000  shares  of  the   Registrant's   Common  Stock  under  the
Registrant's Stock Incentive Plan, formerly known as the 1994 Stock Incentive Plan (the "Plan"). The increase in available shares, the change in the name of the Plan and certain other amendments to the Plan were approved by the Registrant's stockholders at the Registrant's annual meeting held on May 21, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



      ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:


      Exhibit No.                               Description
      -----------                               -----------

         5.1 Opinion of Paul A. McGrath, Esq. regarding the legality of the securities registered hereunder.

         23.1            Consent of PricewaterhouseCoopers LLP.

         23.2            Consent  of  Paul  A. McGrath, Esq. (included  in   the
                         Opinion filed as Exhibit 5.1).



















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bridgeville, Pennsylvania, on this 19th day of September, 2002.

                                    UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.


                                    By: /s/ Clarence M. McAninch
                                        ------------------------------------
                                        Clarence M. McAninch
                                        President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Universal Stainless & Alloy Products, Inc. hereby constitutes and appoints Clarence M. McAninch and Paul A. McGrath, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including post-effective amendments and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

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       Signature                         Capacity                            Date
       ---------                         --------                            ----

/s/ Clarence M. McAninch     President, Chief Executive Officer        September 19, 2002
-------------------------    and Director (Principal Executive
Clarence M. McAninch         Officer)

/s/ Richard M. Ubinger       Vice President of Finance and Chief       September 19, 2002
-------------------------    Financial Officer (Principal
Richard M. Ubinger           Financial and Accounting Officer)

/s/ Douglas M. Dunn          Director                                  September 19, 2002
-------------------------
Douglas M. Dunn

/s/ George F. Keane          Director                                  September 19, 2002
-------------------------
George F. Keane

/s/ Udi Toledano             Director                                  September 19, 2002
-------------------------
Udi Toledano

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                                               EXHIBIT INDEX

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  Exhibit No.                         Description                              Sequential Page Number
  -----------                         -----------                              ----------------------

     5.1       Opinion of Paul A. McGrath, Esq. regarding the legality of                 6
               the securities registered hereunder.

     23.1      Consent of PricewaterhouseCoopers LLP, independent                         7
               accountants.

     23.2      Consent of Paul A. McGrath, Esq. (included in the Opinion                  6
               filed as Exhibit 5.1).

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